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THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
AS AMENDED, OR ANY STATE SECURITIES ACT, AND MAY NOT BE TRANSFERRED WITHOUT REGISTRATION UNDER SUCH ACTS OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

No. 8                           $200,000

                         TRANS WORLD GAMING CORP.
                   TRANS WORLD GAMING OF LOUISIANA, INC.
               12% Secured Convertible Senior Bond Due 1999

     Trans World Gaming Corp., a Nevada corporation ( TWG ), and its wholly-owned subsidiary, Trans World Gaming of Louisiana, Inc., a Louisiana corporation (collectively, the Issuer ), for value received hereby promises to pay jointly and severally to Fundamental Investors, L.P., or registered assigns, the principal sum of Two Hundred Thousand Dollars at the Issuer's office or agency for said purpose, on June 30, 1999, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest semi-annually on December 15 and June 15 (each an Interest Payment Date ) of each year, commencing with December 15, 1996, on said principal sum in like coin or currency at 12% per annum at said office or agency from the most recent Interest Payment Date to which interest on the Securities has been paid or duly provided for unless the date hereof is a date to which interest on the Securities is paid or duly provided for, in which case from the date of this Security, or unless no interest has been paid or duly provided for on the Securities, in which case from the date of issuance.

     The interest so payable on any Interest Payment Date will, except as otherwise provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Security is registered at the close of business on December 1 or June 1, whether or not a Business Day (each an Interest Record Date ) next preceding such Interest Payment Date, whether or not such day is a Business Day; provided that interest may be paid, at the option of the Issuer, by mailing a check therefor payable to the registered Holder entitled thereto at his last address as it appears on the Security register. Notwithstanding the foregoing, if the date hereof is after an Interest Record Date and before the immediately following Interest Payment Date, this Security shall bear interest from such Interest Payment Date; provided that if the Issuer shall default in the payment of interest due on such Interest Payment Date, then this Security shall bear interest at 18% per annum from the next preceding Interest Payment Date to which interest on the Securities has been paid or duly provided for, or, if no interest has been paid or duly provided for on the Securities since the original issue date of this Security, from such date.

     Interest on this Security will be calculated on the basis of a 360-day year, consisting of twelve 30-day months.

     Reference is hereby made to the further provisions of this Security set forth on the


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reverse hereof which further provisions shall for all purposes have the same effect as if set forth in this place.

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed under its corporate seal.

[Seal]                        TRANS WORLD GAMING CORP.


                         By: ________________________________________________
                             Stanley Kohlenberg
                             President & CEO


                         By: ________________________________________________




                         TRANS WORLD GAMING OF LOUISIANA, INC.


                         By:_________________________________________________
                            Stanley Kohlenberg
                            President & CEO


                         By:_________________________________________________

                           [REVERSE OF SECURITY]

                         TRANS WORLD GAMING CORP.
                   TRANS WORLD GAMING OF LOUISIANA, INC.
               12% Secured Convertible Senior Bond Due 1999

     [NOTWITHSTANDING ANYTHING SET FORTH IN THIS BOND TO THE CONTRARY, THE ISSUER IS NOT REQUIRED TO APPOINT A TRUSTEE UNLESS THE HOLDERS OF 25% IN PRINCIPAL AMOUNT OF THE SECURITIES SHALL REQUEST AN APPOINTMENT IN WRITING OF U.S. TRUST COMPANY OF TEXAS, N.A. OR SUCH OTHER PERSON AS IS QUALIFIED UNDER THE TIA AND IS REASONABLY ACCEPTABLE TO THE HOLDERS OF A MAJORITY IN PRINCIPAL AMOUNT OF THE SECURITIES THEN OUTSTANDING. EXCEPT AS SET FORTH IN THE IMMEDIATELY FOLLOWING PARAGRAPH, UNTIL SUCH APPOINTMENT, ANY REFERENCE TO THE TRUSTEE SHALL BE GIVEN NO FORCE OR EFFECT, THE ISSUER SHALL ACT AS REGISTRAR, PAYING AGENT AND CONVERSION AGENT AND ANY NOTICE TO BE GIVEN, OR ACTION TO BE TAKEN (OTHER THAN ACTIONS TO BE TAKEN PURSUANT TO THE PROCEDURES RELATING TO THE REDEMPTION OF SECURITIES, WHICH MAY BE TAKEN BY THE ISSUER), BY THE TRUSTEE MAY BE GIVEN OR TAKEN BY HOLDERS OF A MAJORITY OF THE PRINCIPAL AMOUNT OF OUTSTANDING SECURITIES UNLESS ANY APPLICABLE PROVISION HEREOF OR OF THE INDENTURE EXPRESSLY SPECIFIES A DIFFERENT PERCENTAGE OF HOLDERS. PRIOR TO THE APPOINTMENT OF A TRUSTEE, THIS SECURITY REQUIRES NO CERTIFICATE OF AUTHENTICATION BUT WILL NOT BE VALID UNLESS MANUALLY SIGNED BY TWO OFFICERS OF THE ISSUER.]

     This Security is one of a duly authorized issue of debt securities of the Issuer, limited to the aggregate principal amount of $6,000,000 [, issued
or to be issued pursuant to an indenture dated as of            ,      (the
Indenture ), duly executed and delivered by the Issuer to                  ,
as Trustee (herein called the Trustee )]. [The terms of the Securities include those set forth in the indenture attached hereto as Exhibit A (the Indenture ), which is incorporated herein by reference thereto.]* Reference is hereby made to the Indenture and all indentures supplemental thereto for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders (the words Holders or Holder meaning the registered holders or registered holder) of the Securities. The Securities are general secured obligations of the Issuer. Capitalized terms used in this Security and not defined herein shall have the meaning set forth in the Indenture. [All references in this Security or in the Indenture to the Trustee shall be deemed to be of no force and effect. Until such time as a Trustee is appointed, any notice, report, certificate or other document required to be issued to the Trustee shall be issued to the Holders and any notice to be given, or action to be taken (other than actions to be taken pursuant to the procedures relating to the redemption of Securities, which may be taken by the Issuer), by the Trustee may be given or taken by Holders of a majority of the principal amount of outstanding Securities unless any applicable provision hereof or of the Indenture expressly specifies a different percentage of Holders.]*

     In case an Event of Default (as defined in the Indenture) shall have occurred and be continuing, the principal and interest in respect of all of the Securities then outstanding may be declared due and payable in the manner and with the effect, and subject to the conditions, provided in the Indenture. The Indenture provides that the Holders of a majority in aggregate principal amount of the Securities then outstanding, by notice to the Trustee, may on behalf of the Holders of all of the Securities, waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium on, or the principal of, the Securities or in respect of a covenant or provision that cannot be modified or amended without the consent of all Holders of the Securities. Any such consent or waiver by the Holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Security and any Security which may be issued in exchange or substitution therefor, whether or not any notation thereof is made upon this Security or such other Securities.

     The Indenture permits the Issuer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities; provided that no such supplemental indenture shall, without the consent of each Holder affected thereby (with respect to any Securities held by a non-consenting Securityholder) (i) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Security or alter the provisions with respect to the redemption of the Securities, (iii) reduce the rate of or change the time for payment of interest on any Security, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Securities (except a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount of the then outstanding Securities and a waiver of the payment default that resulted from such acceleration), (v) make any Security payable in money other than that stated in the Securities, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Securities to receive payments of principal of or interest on the Securities, (vii) waive a redemption payment with respect to any Security or (viii) make any change in the foregoing amendment and waiver provisions.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligations of the Issuer, which are absolute and unconditional, to pay the principal of and the interest on this Security at the place, times, and rate, and in the currency, herein prescribed.

     The Securities are issuable only as registered Securities without coupons.

     At the office or agency of the Issuer referred to on the face hereof and in the manner and subject to the limitations provided in the Indenture, Securities may be exchanged for a like aggregate principal amount of Securities of other authorized denominations.

     Upon due presentment for registration of transfer of this Security at the above-mentioned office or agency of the Issuer, a new Security or Securities of authorized denominations, for a like aggregate principal amount, will be issued to the transferee as provided in the Indenture. No service charge shall be made for any such transfer, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

     As provided in the Indenture, the Securities may not be redeemed by the Issuer except the Issuer may redeem the Securities in whole, but not in part, within six months following a public offering by the Issuer of common stock in which the gross proceeds to the Issuer are not less than $6,000,000, upon mailing a notice of such redemption not less than 30 nor more than 60 days prior to the date fixed for redemption to the Holders of Securities to be redeemed, at a redemption price equal to 100% of the principal amount of the Securities redeemed, together with accrued and unpaid interest to the date fixed for redemption.

     Subject to payment by the Issuer of a sum sufficient to pay the amount due upon redemption, interest on this Security shall cease to accrue upon the date duly fixed for redemption of this Security.

     A holder of a Security may convert it into Common Stock of TWG at any time before the close of business on June 30, 1999. If the Security is called for redemption, the holder may convert it at any time before the close of business on the redemption date. The initial conversion price is $5.00 per share, subject to adjustment in certain events. To determine the number of shares issuable upon conversion of a Security, divide the principal amount to be converted by the conversion price in effect on the conversion date. On conversion no payment or adjustment for interest will be made. TWG will deliver a check for any fractional share.

     To convert a Security a holder must (1) complete and sign the conversion notice on the back of the Security, (2) surrender the Security to a Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent, and (4) pay any transfer or similar tax if required. A holder may convert a portion of a Security if the portion is $1,000 or a whole multiple of $1,000.

     The conversion price will be adjusted for dividends or distributions on Common Stock payable in TWG stock; subdivisions, combinations or certain reclassifications of Common Stock; distributions to all holders of Common Stock of certain rights to purchase Common Stock at less than the current market price at the time; distributions to such holders of assets or debt securities of TWG or certain rights to purchase securities of TWG (excluding cash dividends or distributions from current or retained earnings). However, no adjustment need be made if Securityholders may participate in the transaction or in certain other cases. TWG from time to time may voluntarily reduce the conversion price for a period of time.

     The Issuer, the Trustee and any authorized agent of the Issuer or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Issuer or the Trustee or any authorized agent of the Issuer or the Trustee), for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, and subject to the provisions on the face hereof, interest hereon and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

     No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Security, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer, employee or director, as such, past, present or future, of the Issuer or the Trustee or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     [This Security shall not be valid or obligatory until the certificate of authentication hereon shall have been duly signed by an authorized signatory of the Trustee acting under the Indenture.]*

     [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

     This is one of the Securities described in the within-mentioned
Indenture.

Dated:


                                                 , as Trustee



                                By: ______________________________________
                                    Authorized Signatory  ]**

                              ASSIGNMENT FORM

To assign this Security, fill in the form below:

     I or we assign and transfer this Security to:

_______________________________________________________________________________
     (Insert assignee's soc. sec. or tax I.D. no.)

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
(Print or type assignee's name, address and zip code)

and irrevocably appoint _________________________________________ agent to transfer this Security on the books of the Issuer. The agent may substitute another to act for him.


                             CONVERSION NOTICE

To convert this Security into Common Stock of TWG, check the box:





To convert only part of this Security, state the amount: $__________________

If you want the stock certificate made out in another person's name, fill in the form below:

_______________________________________________________________________________
(insert other person's soc. sec. or tax I.D. no.)

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
(Print or type other person's name, address and zip code)

Date:_______________________________      _____________________________________
              Your Signature

                   _________________________________________

(Sign exactly as your name appears on the other side of this Security)

                                Signature Guaranty

                                _________________________________________
                                Notice: Signature must be guaranteed by an "Eligible Guarantor Institution" as defined by Securities Exchange Act Rule 17Ad-15.